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                                                                    EXHIBIT 10.4

                     EMPLOYMENT AND NONCOMPETITION AGREEMENT


         AGREEMENT made this 1st day of June 1999 by and between GLL & ASSOCIATES, INC., a North Carolina corporation (the "Company"), and GARY L. LACKEY ("Employee"). In consideration of the mutual covenants expressed herein, the parties agree for themselves, their heirs, successors and assigns, as follows:


                                   WITNESSETH:

         1. EMPLOYMENT. The Company hereby employs Employee, and Employee hereby accepts employment, upon the terms and conditions as set forth in this Agreement.

         2. TERM. Employee's employment hereunder shall continue for an initial term beginning on the date hereof and ending on December 31, 2003 unless terminated sooner pursuant to the terms of this Agreement. After the initial term, Employee's employment hereunder shall terminate, unless otherwise expressly provided herein or unless extended by a writing executed by the parties hereto.

         3. TERMINATION. (a) Employee's employment may be terminated by the Company, without advance notice (except as provided below in subclause
(ii)), for Cause, which shall include (i) the commission of a wrongful act or acts by Employee that have or could have an adverse effect on the business, operations, financial condition or reputation of the Company, as determined by the Company in its discretion or (ii) the failure of Employee to perform diligently the duties required of him under this Agreement, as determined by the Company in its discretion, which failure has not been remedied, as determined by the Company in its discretion, within 30 days after the Company has given notice of such failure to Employee. Employee's employment under this Agreement may be terminated by the Company at any time for any reason and without cause. In the event that Employee's employment hereunder is terminated by the Company other than for a reason set forth in the first sentence of this Paragraph 3, the Company shall, for the remainder of the current term of this Agreement, pay to Employee his salary and bonus (as set forth in Paragraph 4) under this Agreement; otherwise the Company shall have no further payment obligations hereunder after such date of termination.

                  (b) If Employee becomes "permanently disabled," the Company may give notice to Employee of such fact and upon such notice, his employment hereunder shall be terminated. For purposes of this Agreement, Employee shall be deemed "permanently disabled" if he suffers a physical or mental condition that prevents him from performing the material and substantial duties of his employment, as determined in accordance with the terms and conditions of the long-term disability insurance plan maintained by the Company for the benefit of Employee, or if Employee is not covered by such a plan, in accordance with guidelines adopted for such circumstances by the Company's Board of Directors to be consistently applied among similarly situated employees, and such disability has continued uninterrupted for six months. This Agreement shall terminate upon the death of the Employee.


Exhibit 10.4                         Page 1
Bank of Granite Corporation, Form 10-K, December 31, 2000, Page 176

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         4.       COMPENSATION. As compensation for all services rendered by
Employee pursuant to this Agreement, the Company shall pay Employee a monthly base salary of $10,000 and a monthly incentive payment. The formula for the calculation of the monthly incentive payment shall be determined annually by the Company based on goals and/or targets established by the Company for the calendar year. For the period beginning on the date hereof and ending on December 31, 1999, the incentive payment shall be calculated based on 3% of the first $1,000,000 of net operating income before income taxes and 10% of the net operating income before taxes in excess of $1,000,000. Net operating income before taxes is solely comprised of such income arising from the business of the Company and shall be calculated in accordance with generally accepted accounting principles consistently applied. All of such payments shall be made in accordance with the Company's general payroll policies then in effect.

         5. BENEFITS AND PERQUISITES. During his term of employment hereunder, Employee shall be entitled to fringe benefits in accordance with the Company's general policies. In addition, during the term of the Employee's employment hereunder, the Company shall provide the Employee with the following:

                  (a)      three weeks of vacation per year;

                  (b)      $600 monthly automobile allowance;

                  (c) $185 per month for local country club dues, and expenses for usage of the club as permitted by the Company in accordance with its general policies;

                  (d) expenses for attendance at Company meetings and conventions as permitted by the Company in its discretion; and

                  (e) health benefits on a family coverage basis under the Company's standard health insurance plan.

         6. DUTIES. Employee shall perform such duties as are from time to time assigned to him by the Board of Directors of the Company, which shall include serving as the President of the Company, to be developed and managed in accordance with the Company's overall objectives, policies, principles and practices.

         7. EXTENT OF SERVICE. Employee shall devote his entire time, attention and energies to the business of the Company and shall not during the term of this Agreement and the employment hereunder engage in any other business activity, whether such business activity is pursued for gain, profit or other pecuniary advantage, without the prior written approval of the Board of Directors of the Company.

         8. RESTRICTIVE COVENANTS. (a) In the course of Employee's employment with the Company, Employee will be provided with and have access to trade secrets of the Company, including without limitation knowledge and information involving customer lists and other confidential information and aspects of the business operations of the Company upon which the business success and competitive advantage of the Company depend. Employee acknowledges that such information, as well as all other matters of Company


Exhibit 10.4                         Page 2
Bank of Granite Corporation, Form 10-K, December 31, 2000, Page 177

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practices, procedure and policy, are highly confidential. Employee agrees that he will not use, divulge, publish or otherwise reveal, either directly or through another, to any person, firm or organization, during and after the term of his employment with the Company, any such knowledge or information and shall retain such knowledge and information in trust in a fiduciary capacity for the sole benefit of the Company, its successors and assigns. Upon expiration or termination of his employment by the Company, Employee agrees to return to the Company all documents (both originals and copies), including without limitation customer lists, books and records, form agreements, manuals, and other information (whether in electronic, paper or other form) that come into his possession during, by virtue of and in the course of his employment and that are in any way connected with or related to the Company's business.

                  (b) Based upon Employee's acknowledgment of the confidential nature and unique value to the Company of the knowledge and information hereinabove referred to, and for the valuable consideration provided herein, Employee agrees (i) that during the term of his employment with the Company and for a term of two (2) years after the termination of Employee's employment with the Company (or its successor or assigns), whether under this Agreement or otherwise, Employee will not, without the prior written consent of the Company's Board of Directors, directly or indirectly, either as principal, agent, manager, employee, owner (if the percentage of ownership exceeds one percent (1%) of the net worth of the business), partner (general or limited), director or officer, consultant or in any other capacity participate in any business in competition with the Company or its affiliates (including Bank of Granite Corporation and its subsidiaries) in the State of North Carolina and any county in any state within the United States of America in which Bank of Granite Corporation or any affiliate thereof has an office or branch or definitive plans to have an office or branch, or a county contiguous to any such county, such determination as to the geographic scope of this covenant to be made as of a date that is no later than the date of termination of Employee's employment with the Company (the "Territory") and (ii) that for a period of two (2) years following termination of Employee's employment with the Company, whether under this Agreement or otherwise, Employee shall not solicit business, in competition with the Company, from any customer or potential customer contacted by Employee during the term of his employment with the Company. Employee further acknowledges that the actual, intended or reasonably contemplated business activities and operations of the Company presently encompass the Territory and that the restrictive covenants contained in this Paragraph are fair and reasonable as applied to Employee within the Territory, and accurately reflect Employee's intention to be bound thereby.

         Notwithstanding the foregoing, the covenants in SECTION 8(B) shall not apply:

         (i) upon the sale or transfer of all or substantially all of the assets of Bank of Granite Corporation (except to an affiliate thereof) or upon the occurrence of a transaction, including a sale or transfer of capital stock or a merger involving Bank of Granite Corporation, after which a person or entity (other than an entity controlled by or under common control with Bank of Granite Corporation) acquires more than 50% of the voting capital stock of Bank of Granite Corporation;


Exhibit 10.4                         Page 3
Bank of Granite Corporation, Form 10-K, December 31, 2000, Page 178


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         (ii)     to Employee's ownership and involvement in the operations of and business conducted by Salem Mortgage Corporation, however, the Employee agrees to make every reasonable effort to divest of Employee's interest in Salem Mortgage Corporation; and

         (iii) to Employee's engagement and involvement in the dealing of Subprime Paper (as defined below) as follows: (A) after December 31, 2003, if Employee's employment under this Agreement is not extended and his employment with the Company terminates; and (B) upon the termination of Employee's employment under this Agreement other than for Cause (as defined in SECTION 3).

         "Subprime Paper" means any loans that are not Fannie Mae or Freddie Mac conforming loans or FHA/VA loans.

                  (c) The provisions of this Paragraph 8 shall be specifically enforceable.

         9. This Agreement supersedes any and all prior understandings, agreements and arrangements relating to and embodies the entire agreement and understanding of the parties with respect to the subject matter hereof.

         10. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if delivered personally or served by certified or registered mail, return receipt requested, to the addresses listed below:

                  Company's Address:               Bank of Granite
                                      P.O. Box 128
                                      Granite Falls, North Carolina 28630
                                      Attn:  Chief Executive Officer

                  Employee's Address:               Gary L. Lackey
                                      GLL & Associates, Inc.
                                      154 Charlois Boulevard (27103)
                                      Post Office Box 25027
                                      Winston-Salem, North Carolina 27114-5027

         11. WAIVER OF BREACH. The waiver by the Company of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

         12. WRITTEN AGREEMENT. The terms of agreement incorporated in this writing may not be changed orally, but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

         14. SURVIVAL. Any provision herein that by its nature and effect is to be observed, performed or kept after the termination of the employment relationship between


Exhibit 10.4                         Page 4
Bank of Granite Corporation, Form 10-K, December 31, 2000, Page 179

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the Company and Employee shall survive and be binding upon and for the benefit of the parties after such termination until fully observed, performed or kept.

         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the day and year first above written.


                                            GLL & ASSOCIATES, INC.


                                            By: /s/ Charles M. Snipes
                                            ---------------------------
                                            Charles M. Snipes, Chairman


                                            EMPLOYEE:


                                            By: /s/ Gary L. Lackey
                                            ---------------------------
                                            Gary L. Lackey


Exhibit 10.4                         Page 5
Bank of Granite Corporation, Form 10-K, December 31, 2000, Page 180